Exhibit 99.1

Spero Therapeutics Appoints Esther Rajavelu as Chief Financial Officer and

Chief Business Officer

Ms. Rajavelu brings over two decades of experience in the life sciences sector focused on strategic growth, financing, M&A, and investor relations.

CAMBRIDGE, Mass., November 1, 2023 — Spero Therapeutics, Inc. (Nasdaq: SPRO), a multi-asset clinical-stage biopharmaceutical company, focused on identifying, developing, and commercializing treatments in high unmet need areas involving rare diseases and multi-drug resistant (MDR) bacterial infections, today announced the appointment of Esther Rajavelu as Chief Financial Officer and Chief Business Officer. Ms. Rajavelu will succeed Stephen DiPalma, who has served as the company’s Interim CFO since August 1, 2023.

“We are thrilled to welcome Esther to the executive leadership team as our new CFO and CBO. Esther brings a proven track record in corporate finance, from both industry and Wall Street, bringing expertise in life science growth strategies, investor relations, financing, and M&A,” said Sath Shukla, Spero’s Chief Executive Officer. “This expertise will play an important role in the company’s success, as we advance our pipeline and prepare Spero for multiple important upcoming clinical, regulatory and financial milestones.”

Esther Rajavelu commented, “I am honored to join Spero Therapeutics and its experienced team, dedicated to developing therapies for patients suffering from serious rare orphan diseases and life-threatening infections. With a differentiated clinical pipeline in areas of high unmet need, Spero Therapeutics is well positioned to achieve its vision of bringing innovative medicines to patients and driving shareholder value. At this pivotal time, I look forward to working with Sath, the Board of Directors, and the entire team at Spero Therapeutics to further the strategic growth of the Company.”

Ms. Rajavelu brings to Spero Therapeutics more than two decades of life sciences sector experience combining equities research, investment banking, strategy consulting, and most recently CFO operating experience. She has deep expertise in strategy, investor relations, financing, and M&A in the pharmaceuticals and biotechnology sectors. Most recently, serving as the CFO at Fulcrum Therapeutics, a clinical stage biopharmaceutical company focused on rare genetic diseases she led equity financings, and developed and executed a strategic plan to realign internal investments and operations to prioritize capital deployment towards key near-term value drivers and extend cash runway. Prior to her transition as a biotech operating executive, Ms. Rajavelu had a successful career on Wall Street, serving as a Senior Equities Research Analyst covering SMID-cap biotechnology companies at UBS, Oppenheimer, and Deutsche Bank. Prior to her career in sell-side equities research, she spent several years as a healthcare investment banker at Bank of America Merrill Lynch and EY Capital Advisors executing on M&A and financing transactions. Prior to investment banking, Ms. Rajavelu was a strategy consultant at Towers Perrin focused on U.S. large pharmaceutical companies. The breadth of her company experiences includes Fortune 500, mid-cap companies, and startups in the life sciences sector. Ms. Rajavelu holds an MBA in Finance and Health Care Management from The Wharton School at the University of Pennsylvania, and a BA from Wesleyan University.

Spero’s Interim CFO, Steve DiPalma, will continue to serve in his capacity as Principal Financial Officer through the filing of the Form 10-Q for the quarter ended September 30, 2023. Ms. Rajavelu will formally assume the role of Principal Financial Officer on the day after the filing of such Form 10-Q.

Inducement Award

In connection with Ms. Rajavelu joining Spero, the Compensation Committee of Spero’s Board of Directors authorized the grant to Ms. Rajavelu on November 13, 2023 (the “Grant Date”) of 300,000 restricted stock units (“RSUs”) under the Spero Therapeutics, Inc. 2019 Inducement Equity Incentive Plan, as amended (the “2019 Inducement Plan”). The RSUs are being granted as an inducement material to Ms. Rajavelu becoming an employee of Spero in accordance with Nasdaq Listing Rule 5635(c)(4). The RSUs will vest in four equal annual installments beginning on November 6, 2024, subject to Ms. Rajavelu’s continued employment with Spero on such vesting dates. The RSUs are subject to the terms and conditions of the 2019 Inducement Plan and the terms and conditions of the RSU agreement covering the grant.

About Spero Therapeutics

Spero Therapeutics, headquartered in Cambridge, Massachusetts, is a multi-asset, clinical-stage biopharmaceutical company focused on identifying, developing, and commercializing novel treatments for bacterial infections, including multi-drug resistant bacterial infections and rare diseases.

•	Spero Therapeutics is developing SPR720 as a novel oral therapy candidate for the treatment of a rare, orphan pulmonary disease caused by non-tuberculous mycobacterial infections.

•

Tebipenem HBr is an investigational drug in the United States being developed for the treatment of cUTI, including pyelonephritis, caused by certain bacteria, in adult patients who have limited treatment options; tebipenem HBr is not FDA-approved.

•

Spero Therapeutics also has an IV-administered next generation polymyxin product candidate, SPR206, developed from its potentiator platform, which is in development to treat MDR Gram-negative infections in the hospital setting.

For more information, visit www.sperotherapeutics.com

Forward Looking Statements

This press release may contain forward-looking statements. These statements include, but are not limited to, statements about the design, initiation, timing, progress and results of Spero’s preclinical studies and clinical trials and its research and development programs, as well as the regulatory path forward for tebipenem HBr and potential FDA approval, and management’s assessment of the results of such preclinical studies and clinical trials. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether tebipenem HBr, SPR720 and SPR206 will advance through the clinical trial process on a timely basis, or at all, taking into account the effects of possible regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, clinical trial design and clinical outcomes; whether the results of such trials will warrant submission for approval from the FDA or equivalent foreign regulatory agencies; whether the FDA will ultimately approve tebipenem HBr and, if so, the timing of any such approval; whether the FDA will require any additional clinical data or place labeling restrictions on the use of tebipenem HBr that would delay approval and/or reduce the commercial prospects of tebipenem HBr; whether a successful commercial launch can be achieved and market acceptance of tebipenem HBr can be established; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; Spero’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; Spero’s need for additional funding; the ability to commercialize Spero’s product candidates, if approved; Spero’s ability to retain key personnel; Spero’s ongoing leadership transitions; whether Spero’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” set forth in filings that Spero periodically makes with the SEC. The forward-looking statements included in this press release represent Spero’s views as of the date of this press release. Spero anticipates that subsequent events and developments will cause its views to change. However, while Spero may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Spero’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Ted Jenkins

Vice President, Investor Relations and Strategic Finance

IR@sperotherapeutics.com

(617) 798-4039

Media Inquiries:

Lora Grassilli, Health Media Relations

Zeno Group

lora.grassilli@zenogroup.com

646-932-3735